UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2011

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2011, the board of directors of StarTek, Inc. (the “Company”) appointed Jack D. Plating as a member of the board of directors of the Company, effective immediately.  The board of directors has determined that Mr. Plating is independent under applicable NYSE listing standards.   A press release announcing the appointment of Mr. Plating is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Mr. Plating served as Executive Vice President and COO of Verizon Wireless (NYSE:  VZ), a leading wireless service provider, from 2007 through 2009.  Mr. Plating oversaw Verizon Wireless’ nationwide sales and customer service operations, product development and marketing.  Prior to serving as the Executive Vice President and COO of Verizon Wireless, Mr. Plating served as the President of Verizon Wireless’ South Area from 2000 through 2007.  From 1989 to 2000, Mr. Plating held several executive management positions with Bell Atlantic Mobile, one of Verizon Wireless’ predecessor companies, including as the company’s Executive Vice President and COO.  Prior to Bell Atlantic Mobile, Mr. Plating held various other management positions within the telecommunications industry, with companies including Digital Pagin Systems, A+ Communications, Metro Mobile CTS and Motorola Communications and Electronics.  Mr. Plating holds a B.S. in Business Administration and Marketing from the University of Arkansas.  Mr. Plating is currently a director of Zipit Wireless (privately held) and on the advisory board of Velti PLC (Nasdaq:  VELT).

The board of directors believes that Mr. Plating’s experience in the telecommunications industry and his experience overseeing customer service operations will bring valuable experience to the board and assist the Company with its global growth and operational improvement initiatives.  The board also believes Mr. Plating’s extensive leadership experience in senior management positions brings valuable expertise to the board.

Mr. Plating will receive, at his option, quarterly grants of stock or stock options with a value equivalent to $22,500.  If options are selected, the number of options granted will be measured using the Black-Scholes pricing model.  The stock or stock options vest immediately upon grant.

Mr. Plating has not previously held any positions with the Company and there have been no related person transactions between Mr. Plating and the Company.  Mr. Plating has no family relationships with any director or executive officer of the Company.  There are no other arrangements or understandings with Mr. Plating with respect to his appointment as a director.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 15, 2011 announcing the appointment of a new member of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: December 15, 2011	By:	/s/ Dave G. Gomez
Dave G. Gomez
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 15, 2011 announcing the appointment of a new member of the board of directors.